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                  [Letterhead of Holtz Rubenstein & Co., LLP]

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of SportsTrac, Inc. on Amendment No. 9 to Form SB-2 of our report dated March 18, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings, "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Holtz Rubenstein & Co., LLP

Holtz Rubenstein & Co., LLP

Melville, New York
June 23, 1997